Exhibit 24

			POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Peter T. Heilmann, Rachel C. Lee and Victoria
H. Paal, and each of them, his or her true and lawful attorney in fact to:

       	(1)	prepare, execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer or director of Matson, Inc.
(the "Company"), and file any and all Form ID, Form 3, Form 4, Form 5 and other reports required to be filed by the undersigned in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

       	(2)	prepare and file electronically (and prepare and execute
any required file copies of such electronic filings), for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company or any of its subsidiaries, any and all Form ID, Form 3, Form 4, Form 5 and other reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

       	(3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, Form 4, Form 5 or other required report and timely file such report with the United States Securities and Exchange Commission and, if applicable, any stock exchange or similar authority; and

       	(4)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his or her discretion.

             The undersigned hereby grants to each such attorney in fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, resubstitution, or revocation, hereby ratifying and confirming all that such attorney in fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney in fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

             This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, Form 3, Form 4, Form 5 or other reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

             IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of April 2020.


             				/s/ MEREDITH J. CHING
					Signature

             				Meredith J. Ching
					Print Name